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                                                                    EXHIBIT 10.K

                            AMENDMENT NO. 2 TO THE
                          OMNIBUS COMPENSATION PLAN

        Pursuant to Sections 5.3 and 14.1 of the El Paso Natural Gas Company Omnibus Compensation Plan, dated as of January 1, 1992 (the "Plan"), the Plan is hereby amended as follows, effective August 1, 1998:

        The name of the Plan is hereby be changed to "El Paso Energy Corporation Omnibus Compensation Plan."

        All references in the Plan to "El Paso Natural Gas Company" or the "Company" shall mean "El Paso Energy Corporation."

        Section 14.1 is hereby amended to add the following language at the end of Section 14.1:

        "The Board of Directors amended and restated the Plan effective as of August 1, 1998, in connection with the reorganization of the Company into a holding company structure whereby El Paso Energy Corporation became the publicly held company and El Paso Natural Gas Company became a wholly owned subsidiary. This Plan was assumed by El Paso Energy Corporation pursuant to an Assignment and Assumption Agreement effective as of August 1, 1998, by and between El Paso Energy Corporation and El Paso Natural Gas Company."


        IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1st day of August, 1998.


                                                EL PASO ENERGY CORPORATION


                                                By  /s/ Joel Richards III
                                                    ---------------------------
                                                        Joel Richards III
                                                        Executive Vice President


ATTEST:


/s/ David L. Siddall
    --------------------
    Corporate Secretary